Exhibit 99.1

DSP Group, Inc. Reports First Quarter 2008 Earnings

SAN JOSE, Calif., May 2, 2008—DSP Group, Inc. (NASDAQ: DSPG), a worldwide leader in developing and providing chip-set solutions for residential wireless connectivity, announced today its results for the first quarter ended March 31, 2008.

First Quarter Results:

Revenues for the first quarter of 2008 were $72,729,000, an increase of 48% from revenues of $49,288,000 for the first quarter of 2007. Net loss for the first quarter was $7,608,000 compared to net income of $1,364,000 for the first quarter of 2007. Earnings per share (EPS) for the first quarter of 2008 were a loss of $0.25 compared to earnings of $0.05 for the first quarter of 2007.

Non-GAAP Results:

Non-GAAP net income and diluted EPS for the first quarter of 2008 were $1,441,000 and $0.05 per share on a diluted basis, respectively; a decrease of 73% from the non-GAAP net income of $5,333,000 and a decrease of 74% from non-GAAP diluted EPS of $0.19 per share for the first quarter of 2007. Non-GAAP net income and diluted EPS for the first quarter of 2008 excluded the impact of amortization of acquired intangible assets of $5,782 ,000, associated with the acquisition of the Cordless and VoIP Terminals business of NXP B.V.; equity-based compensation expenses of $3,961,000; and the aggregate tax benefits associated with such expenses of $694,000.

Eli Ayalon, Chairman and CEO of DSP Group, stated: “We expect our traditional cordless market to remain challenging throughout the year as a result of continuing pricing and volume pressures. We expect these pressures to lessen with the ramp-up of our new generation of multimedia products.”

Ayalon also stated: “During the first quarter of 2008, we repurchased approximately 2,171,000 shares of our Common Stock at an average price of $11.91 per share, for an aggregate price of approximately $25.9 million.”

After giving effect to the most recent repurchases, approximately 2,000,000 shares of the Company’s Common Stock remain authorized for repurchase under the current repurchase program approved by the Company’s board of directors.

About DSP Group

DSP Group, Inc. is a fabless semiconductor company, offering advanced chip-set solutions for a variety of applications. DSP Group is a worldwide leader in the short-range wireless communication market, enabling home networking convergence for voice, video & data. By combining its in-house technologies of Digital Signal Processors (DSPs), portfolio of wireless communication protocols, including DECT, Bluetooth and Wi-Fi, most advanced Radio Frequency CMOS and SiGe, as well as VoIP ICs, DSP Group is a worldwide leader and a one-stop-shop for a wide range of applications. These applications include ISM band digital 900MHz, 2.4GHz and 5.8GHz telephony, European DECT (1.9GHz) telephony, Bluetooth systems for voice, data and video communication and deployment in residential, SOHO, SME, enterprise and automotive applications. DSP Group ICs provide solutions for MP3 players, VoIP Phones, Gateways, and Integrated Access Devices and are widely used in Digital Voice Recorders. More information about DSP Group is available at www.dspg.com.

Forward Looking Statements

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including Mr. Ayalon’s statement that the traditional cordless market is to remain challenging throughout the year and that the continuing pricing and volume pressures will be lessened following a ramp-up of the new generation of multimedia products. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise as a result of various factors, including the risk that the cost savings and other synergies from the acquisition of the CIPT business may not be fully realized or may take longer to realize than expected; DSP Group’s inability to develop and produce new products at competitive costs and in a timely manner; failure of new products, especially the new generation of multimedia products, to achieve broad market acceptance; and fluctuations in gross margins associated with the sale of existing products. These factors and other factors which may affect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for fiscal 2007 as well as other reports DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss the financial results for the first quarter of 2008 and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://ir.dspg.com./phoenix.zhtml?c=101665&p=irol-calendar.

If you cannot join the call, please listen to the replay, which will be available for approximately two weeks after the call on DSP Group’s Web site or by calling the following numbers:

—US Dial-In # 1-888-286-8010 (passcode: 33088619)

—International Dial-In # 1-617-801-6888 (passcode: 33088619)

For more information, please contact Ofer Elyakim, Vice President of Business Development, DSP Group Inc. at (408) 240-6839; or e-mail: ofere@dsp.co.il.

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
	Unaudited	Unaudited
Product revenues and other	$72,729	$49,288
Cost of product revenues and other	45,776	30,001

Gross profit	26,953	19,287
Operating expenses:
Research and development	20,028	12,757
Sales and marketing	6,021	4,197
General and administrative	4,250	3,596
Amortization of intangible assets	5,782	—

Total operating expenses	36,081	20,550

Operating loss	(9,128)	(1,263)
Other income :
Interest and other income, net	1,234	3,652

Income (loss) before provision for income taxes	(7,894)	2,389
Provision for income taxes income tax benefit)	(286)	1,025

Net income (loss)	$(7,608)	$1,364

Net earnings (loss) per share:
Basic	$(0.25)	$0.05
Diluted	$(0.25)	$0.05
Weighted average number of shares of Common stock used in the computation of:
Basic	30,574	28,455
Diluted	30,757	28,691

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME (NON-GAAP)

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
	Unaudited	Unaudited
Product revenues and other	$72,729	$49,288
Cost of product revenues and other	45,519	29,835

Gross profit	27,210	19,453
Operating expenses:
Research and development	17,937	10,669
Sales and marketing	5,514	3,757
General and administrative	3,144	2,136

Total operating expenses	26,595	16,562

Operating income	615	2,891
Other income :
Interest and other income, net	1,234	3,652
Income before provision for income taxes	1,849	6,543
Provision for income taxes	408	1,210

Net income	$1,441	$5,333

Net earnings per share:
Basic	$0.05	$0.19
Diluted	$0.05	$0.19
Weighted average number of shares of Common stock used in the computation of:
Basic	30,574	28,455
Diluted	30,757	28,691

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(In thousands, except per share amounts)

	Three Months Ended March 31,
	2008	2007
	(Unaudited)	(Unaudited)
GAAP net (loss) income	$(7,608)	$1,364

Equity-based compensation expense Included in cost of product revenues	257	166
Equity-based compensation expense Included in R&D	2,091	2,088
Equity-based compensation expense Included in SG&A	1,613	1,900
Amortization of intangible assets related to NXP transaction	5,782	—
Tax benefit resulting from equity-based compensation and amortization of acquired intangible assets	(694)	(185)
Non-GAAP net income	$1,441	$5,333

Non-GAAP basic earnings per share	$0.05	$0.19
Non-GAAP diluted earnings per share	$0.05	$0.19

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	March 31, 2008	December 31, 2007
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$69,554	$69,586
Restricted deposits	3,428	—
Marketable securities and cash deposits	30,832	63,682
Trade receivables, net	44,668	51,636
Inventories	17,652	16,361
Other accounts receivable	10,868	8,173
Deferred income taxes	5,529	4,011

Total current assets	182,531	213,449
Property and equipment, net	18,329	14,270
Long term marketable securities	35,084	34,469
Severance pay fund	7,379	6,883
Deferred income taxes	4,997	5,109
Goodwill and other intangible assets	233,233	237,969
Other assets	1,892	694

Total assets	$483,445	$512,843

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$28,053	$29,064
Other current liabilities	45,565	48,125

Total current liabilities	73,618	77,189
Accrued severance pay	7,839	7,303
Accrued pensions	2,003	1,758
Deferred tax liability	803	372
Other long term liabilities	1,556	1,364

Total long term liabilities	12,201	10,797
Stockholders’ equity:
Common stock	29	31

Additional paid-in capital	304,505	300,542
Accumulated other comprehensive income	2,446	1,025
Retained earnings	178,666	187,063
Less – Cost of treasury stock	(88,020)	(63,804)

Total stockholders’ equity	397,626	424,857

Total liabilities and stockholders’ equity	$483,445	$512,843